January 20, 1998

Mr. Bret J. Harris
Chief Financial Officer
Martin Color-Fi, Inc.
Star Fibers Corp.
Buchanan Industries, Inc.
P.O. Box 469
Edgefield, SC  29824

          Re:  Modification  of Revolving  Credit Loan having a current  maximum
               principal   availability   of  up  to  $30,000,000   extended  by
               NationsBank, N.A.

Dear Bret:

         This letter shall serve as a written modification to that certain Fourth Amended and Restated Loan and Security Agreement dated to be effective as of September 30, 1997 (as amended or modified the "Loan Agreement") by and between Martin Color-Fi, Inc., (for itself and as successor by merger to Custom Colorants, Inc. and Palmetto Spinning Corporation) Star Fibers Corp., and Buchanan Industries, Inc. (collectively, the "Borrowers") and NationsBank, N.A. ("NationsBank").

         The Loan Agreement is amended by deleting the words "fifty-five percent (55%) of the total principal outstanding under the Revolving Credit Loan" appearing on line 13 of Section 2.5 entitled Margin Requirements under the Revolving Credit Loan and substituting in lieu thereof the following:

         (i) except as provided in (ii), fifty-five percent (55%) of the total principal outstanding under the Revolving Credit Loan; and (ii) during the period of time commencing on January 9, 1998 and ending on April 15, 1998, sixty percent (60%) of the total principal outstanding under the Revolving Credit Loan.

The intent of the modification described in this letter is to provide Borrowers a period of time commencing on January 9, 1998 and ending on April 15, 1998 during which the inventory "cap" will be raised from 55% of the total principal outstanding under the Revolving Credit Loan to 60% of the total principal outstanding under the Revolving Credit Loan. On and after April 16, 1998, the maximum principal advanced and outstanding under the Revolving Credit Loan against Eligible Inventory shall not exceed, at any time, fifty-five percent (55%) of the total principal outstanding under the Revolving Credit Loan.



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Mr. Bret J. Harris
January 20, 1998
Page 2



         All capitalized terms not otherwise defined in this letter shall have the meaning ascribed to such term in the Loan Agreement. All other terms and conditions of the Loan Agreement and any other document executed in connection with the Revolving Credit Loan (collectively, the "Loan Documents") shall remain in full force and effect. Except as specifically set forth below, Borrowers represent and warrant that, as of the date of this letter; (i) all representations contained in the Loan Agreement or the Loan Documents are true and accurate; (ii) all covenants contained in the Loan Agreement and the Loan Documents have been and remain satisfied; and (iii) no Event of Default exists or no condition exists which with the giving of notice or the passage of time, or both, would constitute an Event of Default under Loan Agreement or the Loan Documents. NationsBank acknowledges that Borrowers have informed NationsBank that Borrowers may have violated the covenant contained in Section 7.1(aa) of the Loan Agreement. The execution of this letter by NationsBank shall not be deemed to be a waiver by NationsBank of any rights it may have under the Loan Agreement, the other Loan Documents or otherwise in connection with a violation of the covenant contained in Section 7.1(aa), and NationsBank specifically reserves all such rights.

         Please have all parties execute the original of this letter to indicate the Borrowers' agreement to be bound by the terms and conditions of this letter and return the original fully- executed letter to me as soon as possible. This letter agreement will be binding on all parties upon our receipt of the original fully-executed and dated letter.

         This letter supersedes and replaces our letter to you dated January 12, 1998.

                                                         Kindest regards,

                                                         NationsBank, N.A.



                                                         Greg A. Lapointe
                                                         Senior Vice President

Mr. Bret J. Harris
January 20, 1998
Page 3



Agreed to on this 20th day of January, 1998.

BORROWERS:

MARTIN COLOR-FI, INC.


By: Bret J. Harris
    Its: Chief Financial Officer

STAR FIBERS CORP.


By: Bret J. Harris
    Its: Chief Financial Officer


BUCHANAN INDUSTRIES, INC.


By: Bret J. Harris
    Its: Chief Financial Officer